As filed with the Securities and Exchange Commission on June 25, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

WIND RIVER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-2873391
(State of incorporation)	(I.R.S. Employer Identification No.)

500 Wind River Way

Alameda, California 94501

(510) 748-4100

(Address of principal executive offices)

2005 Equity Incentive Plan

Employee Stock Purchase Plan

Nonstatutory Stock Option Agreement, dated March 21, 2007,

between Wind River Systems, Inc. and Ian R. Halifax

(Full title of the plan)

Ian R. Halifax

Senior Vice President of Finance and Administration,

Chief Financial Officer and Secretary

Wind River Systems, Inc.

500 Wind River Way

Alameda, California 94501

(510) 748-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Aaron J. Alter, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value, to be issued under the 2005 Equity Incentive Plan (2)	6,400,000 shares	(3)	$10.85	(4)	$69,440,000	(4)	$2,131.81	(4)
Common Stock, $0.001 par value, to be issued under the Employee Stock Purchase Plan (2)	3,300,000 shares	(5)	$9.22	(6)	$30,426,000	(6)	$934.08	(6)
Common Stock, $0.001 par value, to be issued under the Nonstatutory Stock Option Agreement (2)	425,000 shares		$10.18	(7)	$4,326,500	(7)	$132.82	(7)
Totals:	10,125,000 shares		N/A		N/A		$3,198.71

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that may become issuable under the 2005 Equity Incentive Plan, the Employee Stock Purchase Plan and the Nonstatutory Stock Option Agreement, dated March 21, 2007, between the Registrant and Ian R. Halifax (the “Nonstatutory Stock Option Agreement”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.
(2)	Each share of the Registrant’s Common Stock includes a preferred share purchase right which is attached to and transferable with shares of the Registrant’s Common Stock.
(3)	Represents additional shares authorized for issuance under the 2005 Equity Incentive Plan.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act . The maximum offering price per share and the maximum aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on June 18, 2007, as reported on the NASDAQ Global Select Market ($10.85 per share).
(5)	Represents additional shares authorized for issuance under the Employee Stock Purchase Plan.
(6)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The maximum offering price per share and the maximum aggregate offering price are based upon 85% (see explanatory note in following sentence) of the average of the high and low prices of the Registrant’s Common Stock on June 18, 2007, as reported on the NASDAQ Global Select Market ($10.85 per share). Pursuant to the Employee Stock Purchase Plan, the purchase price of a share of Common Stock shall be an amount equal to 85% of the fair market value of a share of Common Stock on the Offering Date or the Purchase Date (as defined in such plan), whichever is lower.
(7)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The maximum offering price per share and the maximum aggregate offering price are based upon the exercise price of $10.18 per share subject to outstanding options granted under the Nonstatutory Stock Option Agreement.

EXPLANATORY NOTE

We previously filed Registration Statements on Form S-8 with the Securities and Exchange Commission (the “Commission”) on June 24, 2005 (File No. 333-126113) in connection with the 2005 Equity Incentive Plan, and on June 3, 1993, June 26, 1996, September 1, 1999, September 28, 2000 and July 11, 2002 (File Nos. 33-63796, 333-06921, 333-86367, 333-46850 and 333-92244, respectively) in connection with the Employee Stock Purchase Plan (collectively, the “Prior Registration Statements”). We are filing this Registration Statement on Form S-8 to register an additional 6,400,000 shares of Common Stock for issuance under the 2005 Equity Incentive Plan, and 3,300,000 shares of Common Stock for issuance under the Employee Stock Purchase Plan. Pursuant to General Instruction E of Form S-8, the contents of our Prior Registration Statements relating to the 2005 Equity Incentive Plan and the Employee Stock Purchase Plan are incorporated by reference into this Registration Statement to the extent not replaced hereby. In addition, we are registering 425,000 shares of Common Stock for issuance under the terms of the Nonstatutory Stock Option Agreement which is incorporated by reference in this Registration Statement.

PART I: INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007 filed with the Commission on May 1, 2007;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2007 filed with the Commission on June 11, 2007;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 1, 2007; February 7, 2007; February 15, 2007; March 19, 2007; March 29, 2007; April 2, 2007; April 23, 2007 and June 20, 2007;

(d)	The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on March 12, 1993 and any amendment or report filed with the Commission for the purpose of updating such description; and

(e)	The description of the Registrant’s preferred share purchase rights contained in its Registration Statement on Form 8-A filed with the Commission on October 3, 2006 and any amendment or report filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Inapplicable.

Item 5.	Interests of Named Experts and Counsel.

Inapplicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions to indemnify its directors and officers against certain liabilities they may incur in such capacities, including liabilities arising under the Securities Act.

As permitted by DGCL Section 102(b)(7), Article VI of the Registrant’s Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”), provides that a director of the Registrant shall, to the full extent not prohibited by the DGCL, not be liable to the Registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director. This provision does not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the DGCL. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Article XI of the Registrant’s Amended and Restated Bylaws, as amended (the “Bylaws”), provides that the Registrant shall indemnify its directors and executive officers to the fullest extent not prohibited by the DGCL or any other applicable law and shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law.

The Registrant has entered into agreements with its current directors and officers and intends to enter into agreements with its future directors and officers that require the Registrant to indemnify such persons to the fullest extent authorized or permitted by the provisions of the Restated Certificate, the Bylaws and the DGCL against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses incurred in connection with a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, employee or other agent of the Registrant or any of its affiliated enterprises. The DGCL permits such indemnification provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Item 7.	Exemption from Registration Claimed.

Inapplicable.

Item 8.	Exhibits.

Exhibit Number	Document
3.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit No. 3.1 of the Registrant’s Form 10-Q filed with the Commission on December 15, 2000).

Exhibit Number	Document
3.2	Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit No. 3.3 of the Registrant’s Form 10-K filed with the Commission on May 1, 2007).

4.1	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit No. 4.1 of the Registrant’s Form 8-K filed with the Commission on November 4, 1999).

4.2	Amended and Restated Stockholder Rights Plan, dated as of September 29, 2006, between Wind River Systems, Inc. and American Stock Transfer and Trust Company, as rights agent, and form of Rights Certificate thereunder (incorporated by reference to Exhibit No. 4.1 of the Registrant’s Form 8-K filed with the Commission on October 3, 2006).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit No. 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	2005 Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit No. 10.5 of the Registrant’s Form 10-Q for the quarter ended April 30, 2007 filed with the Commission on June 11, 2007).

99.2	Form of Stock Option Agreement for use in connection with the Company’s 2005 Equity Incentive Plan (incorporated by reference to Exhibit No. 10.1 of the Registrant’s Form 8-K filed with the Commission on April 2, 2007).

99.3	Form of Restricted Stock Unit Agreement for use in connection with the Company’s 2005 Equity Incentive Plan (incorporated by reference to Exhibit No. 10.2 of the Registrant’s Form 8-K filed with the Commission on April 2, 2007).

99.4	Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Exhibit No. 10.6 of the Registrant’s Form 10-Q for the quarter ended April 30, 2007 filed with the Commission on June 11, 2007).

99.5	Nonstatutory Stock Option Agreement (incorporated by reference to Exhibit No. 10.4 of the Registrant’s Form 10-Q for the quarter ended April 30, 2007 filed with the Commission on June 11, 2007).

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum of the offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to the information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on this 25th day of June, 2007.

WIND RIVER SYSTEMS, INC.

By:	/s/ Ian R. Halifax
Ian R. Halifax
Senior Vice President of Finance and
Administration, Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints Kenneth R. Klein and Ian R. Halifax, and each of them, as his true and lawful attorney-in-fact, with full power of substitution, for him, in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signature	Title	Date

/s/ Kenneth R. Klein	Chairman of the Board, President, Chief	June 25, 2007
Kenneth R. Klein	Executive Officer and Director
(principal executive officer)

/s/ Ian R. Halifax	Senior Vice President of Finance and	June 25, 2007
Ian R. Halifax	Administration, Chief Financial Officer and Secretary
(principal financial officer)

/s/ Jane E. Bone	Chief Accounting Officer
Jane E. Bone	(principal accounting officer)	June 25, 2007

/s/ Narendra K. Gupta	Vice Chairman of the Board and Director
Narendra K. Gupta		June 25, 2007

/s/ John C. Bolger	Director
John C. Bolger		June 25, 2007

/s/ Jerry L. Fiddler	Director
Jerry L. Fiddler		June 25, 2007

/s/ Grant M. Inman	Director
Grant M. Inman		June 25, 2007

/s/ Harvey C. Jones	Director
Harvey C. Jones		June 25, 2007

/s/ Standish H. O’Grady	Director
Standish H. O’Grady		June 25, 2007

INDEX TO EXHIBITS

Exhibit Number	Document
3.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit No. 3.1 of the Registrant’s Form 10-Q filed with the Commission on December 15, 2000).

3.2	Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit No. 3.3 of the Registrant’s Form 10-K filed with the Commission on May 1, 2007).

4.1	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit No. 4.1 of the Registrant’s Form 8-K filed with the Commission on November 4, 1999).

4.2	Amended and Restated Stockholder Rights Plan, dated as of September 29, 2006, between Wind River Systems, Inc. and American Stock Transfer and Trust Company, as rights agent, and form of Rights Certificate thereunder (incorporated by reference to Exhibit No. 4.1 of the Registrant’s Form 8-K filed with the Commission on October 3, 2006).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit No. 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	2005 Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit No. 10.5 of the Registrant’s Form 10-Q for the quarter ended April 30, 2007 filed with the Commission on June 11, 2007).

99.2	Form of Stock Option Agreement for use in connection with the Company’s 2005 Equity Incentive Plan (incorporated by reference to Exhibit No. 10.1 of the Registrant’s Form 8-K filed with the Commission on April 2, 2007).

99.3	Form of Restricted Stock Unit Agreement for use in connection with the Company’s 2005 Equity Incentive Plan (incorporated by reference to Exhibit No. 10.2 of the Registrant’s Form 8-K filed with the Commission on April 2, 2007).

99.4	Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Exhibit No. 10.6 of the Registrant’s Form 10-Q for the quarter ended April 30, 2007 filed with the Commission on June 11, 2007).

99.5	Nonstatutory Stock Option Agreement (incorporated by reference to Exhibit No. 10.4 of the Registrant’s Form 10-Q for the quarter ended April 30, 2007 filed with the Commission on June 11, 2007).